UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2015

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the current report on Form 8-K filed by Philip Morris International Inc. (the "Company") on April 16, 2015, Matteo Pellegrini has elected to take early retirement as of September 30, 2015 and has resigned as President, Asia Region, as of July 1, 2015. In connection with Mr. Pellegrini’s early retirement, on July 23, 2015, he and Philip Morris Services S.A. entered into an Early Retirement Agreement and Release (the “Agreement”) with the following terms:

•	Mr. Pellegrini provides the Company a general release and agrees to maintain the confidentiality of Company information;

•	Mr. Pellegrini will receive incentive compensation pro-rated through September 30, 2015 to be paid in February 2016;

•	Mr. Pellegrini will receive a pension enhancement in the total gross amount of CHF 2,721,476 ($2,840,132 based on the average conversion rate on July 23, 2015 of CHF 1.00 = $ 1.04360); and

•	Mr. Pellegrini will not receive equity awards for his 2015 service, but his previously granted 62,340 shares of deferred stock will vest as provided in the Agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Early Retirement Agreement and Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: July 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Early Retirement Agreement and Release